Exhibit 99.6

Execution Copy

INSURANCE AND REIMBURSEMENT AGREEMENT

among

MBIA INSURANCE CORPORATION,

NET LEASE FUNDING 2005, LP, as Issuer,

CNL FINANCIAL SERVICES, LP, as Property Manager and Special Servicer,

CNL APF PARTNERS, LP, as an Originator and the Support Provider

and

CNL RESTAURANT CAPITAL, LP

Dated as of March 4, 2005

-i-

TABLE OF CONTENTS

(continued)

-ii-

INSURANCE AND REIMBURSEMENT AGREEMENT

THIS INSURANCE AND REIMBURSEMENT AGREEMENT (this “Insurance Agreement”) is made as of March 4, 2005 among MBIA Insurance Corporation, a New York stock insurance company (“MBIA”), Net Lease Funding 2005, LP (the “Issuer”), CNL Financial Services, LP (“CFS”, the “Property Manager” or “Special Servicer”), CNL APF Partners, LP (“CNL”, an “Originator” or the “Support Provider”) and CNL Restaurant Capital, LP (“CRC”).

PRELIMINARY STATEMENTS

Pursuant to: (i) the Sale and Contribution Agreement, CNL and the other Originators named therein sold or transferred to the Issuer as a capital contribution certain Mortgaged Properties and related Leases; and (ii) the Indenture, dated as of March 4, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), the Issuer will issue Triple Net Lease Mortgage Notes, Series 2005, Class A-1 and Class A-2 (the “Notes”);

MBIA is authorized to transact a financial guaranty insurance business in the State of New York and has agreed to issue to the Indenture Trustee for the benefit of the Noteholders (as defined in the Indenture) the Insurance Policy (as defined herein) substantially in the form of Exhibit A hereto; and

The parties hereto, among other things, desire to specify the conditions precedent to the issuance by MBIA of the Insurance Policy, the payment of the related premium pursuant to the Premium Fee Letter (as defined herein) and other amounts in respect thereof, the reimbursement obligations of the Issuer to MBIA thereunder, the indemnification obligations of the Issuer, CNL, and CFS hereunder, and to provide for certain other matters related thereto.

NOW, THEREFORE, in consideration of the premises and of the agreements herein contained and as an inducement to MBIA to issue the Insurance Policy and to set forth the obligations of CFS, CNL, CRC and the Issuer to reimburse or indemnify, as the case may be, MBIA for the payment of certain amounts as provided herein and in the Premium Fee Letter and to perform certain other covenants as set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

“Affiliate” or “affiliate” has the meaning given to such term in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Closing Date” means March 4, 2005.

“CNL Companies” means the Issuer, CFS, CRC and CNL.

“GAAP” means, at any particular time, United States generally accepted accounting principles as in effect at such time, consistently applied.

“Insurance Policy” means that certain financial guaranty insurance policy, delivered by MBIA under this Insurance Agreement in favor of the Indenture Trustee for the benefit of the Noteholders, or any successor agreement, instrument or document pursuant to which the distribution of principal and interest on the Notes is guaranteed.

“MBIA Information” means the information in the Private Placement Memorandum under the heading “DESCRIPTION OF THE INSURANCE POLICY AND THE INSURER”.

“Premium” has the meaning given such term in the Premium Fee Letter.

“Premium Fee Letter” means that certain Premium Fee Letter agreement between the Issuer and MBIA, dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the per annum rate of interest as is publicly announced by Citibank N.A. at its principal office in New York, New York as its prime lending rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.).

“Private Placement Memorandum” means the Private Placement Memorandum dated March 1, 2005, in respect of the Notes and any amendment or supplement thereto, and any other offering document in respect of the Notes.

“Property Manager Information” means the information in the Private Placement Memorandum under the heading “SERVICING OF THE LEASES AND THE MORTGAGED PROPERTIES”.

“Repayment Amount” has the meaning given such term in Section 2.4(a) hereof.

“UCC” means the Uniform Commercial Code as enacted and in effect in the state of New York.

Section 1.2. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinbefore” and “hereinafter,” and words of similar import, refer to this Insurance Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.

ARTICLE II

THE INSURANCE POLICY; REIMBURSEMENT

Section 2.1. Insurance Policy. MBIA agrees, subject to the conditions hereinafter set forth, on the Closing Date to issue the Insurance Policy.

Section 2.2. Conditions Precedent to Issuance of the Insurance Policy. The obligation of MBIA to issue the Insurance Policy under this Insurance Agreement is subject to the satisfaction of each of the following conditions on the Closing Date:

(a) Each of the following documents shall have been duly authorized, executed and delivered by each of the parties thereto (other than MBIA) and shall be in full force and effect and in form and substance satisfactory to MBIA and an executed counterpart of each thereof shall have been delivered to MBIA:

(i)	the Indenture;

(ii)	the Performance Undertaking;

(iii)	the Property Management Agreement;

(iv)	the Purchase Agreement;

(v)	the Premium Fee Letter;

(vi)	the Indemnification Agreement;

(vii)	the Sale and Contribution Agreement;

(viii)	specimens of the Class A-1 Notes and Class A-2 Notes;

(ix)	this Insurance Agreement;

(x)	the Lockbox Account Agreement and the Collection Account Agreement;

(xi)	the Environmental Indemnity Agreement;

(xii)	the Payoff Letter; and

(xiii)	such other documentation relating to the Issuer, CNL, any other Originator, CRC or CFS as MBIA may reasonably specify, (items (i) through (xiii) and the Mortgages, collectively, the “Transaction Documents”).

(b) MBIA shall have received:

(i) copies certified by the Secretary or an Assistant Secretary of each of CFS, CNL and the Issuer, dated the Closing Date, of each such entity’s articles of incorporation, by-laws, limited partnership agreement or other organizational documents, as applicable, and the resolutions of each such entity’s general partner, members or Board of Directors, as applicable, or a duly authorized committee thereof authorizing its execution and delivery of each of the Transaction Documents executed by such parties and of all documents evidencing other corporate or entity action and governmental approvals, if any, that are necessary for the consummation of the transactions contemplated by the Transaction Documents;

(ii) a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of each of CFS, CNL and the Issuer certifying the names and true signatures of their officers authorized to sign the Transaction Documents;

(iii) a certificate, dated the Closing Date, of a Responsible Officer of each of CFS, CNL and the Issuer to the effect that the representations and warranties of such party set forth in each Transaction Document to which it is a party (i) are true and correct on the Closing Date as if made on the Closing Date, (ii) inure to the benefit of MBIA, and (iii) since September 30, 2004 (or February 2, 2005, in the case of the Issuer), there has been no material adverse change in the business, results of operations or financial condition of such entity;

(iv) favorable opinions, dated the Closing Date, satisfactory in form and substance satisfactory to MBIA, from counsel to CFS, CNL and the Issuer, addressed to MBIA, with respect to such matters as MBIA may reasonably require;

(v) evidence that UCC-1 financing statements covering the interests of the Indenture Trustee for the benefit of the Noteholders and MBIA created by or pursuant to the Indenture in the Collateral consisting of general intangibles, in favor of the Indenture Trustee for the benefit of the holders of the Notes and MBIA shall have been duly filed in such place or places which, in the opinion of counsel for MBIA, are necessary or desirable to perfect said interests; and

(vi) such other documents, certificates, instruments, approvals (and, if requested by MBIA, certified duplicates or executed copies of the Notes) or opinions as MBIA may reasonably request.

(c) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Governmental Authority which would make any of the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

(d) MBIA shall have received a specimen of a Class A-1 Note and a Class A-2 Note.

(e) MBIA shall have received an executed copy of all legal opinions, certificates, accountant’s reports and other documents furnished by CFS, CNL, CRC and the Issuer in connection with the issuance of the Notes, pursuant to the Transaction Documents and each such legal opinion or certificate shall be addressed to MBIA or accompanied by appropriate reliance letters to MBIA except as otherwise agreed by MBIA.

(f) MBIA shall have received all amounts payable to it on or prior to the Closing Date, if any, as provided in the Premium Fee Letter.

(g) Approvals, Etc. MBIA shall have received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction Documents.

(h) Satisfaction of Conditions of the Purchase Agreement. All conditions in the Purchase Agreement relating to the Initial Purchasers’ obligation to purchase the Notes shall have been satisfied.

(i) Issuance of Ratings. MBIA shall have received confirmation that the risk secured by the Insurance Policy constitutes an investment-grade risk by S&P and Moody’s and that the Notes, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s.

(j) No Default. No Default or Event of Default under the Indenture shall have occurred.

Section 2.3. Premium Fee Letter. MBIA shall be entitled to receive a Premium for the Insurance Policy in accordance with the terms and conditions of the Premium Fee Letter and all other related fees and expenses payable pursuant to such Premium Fee Letter. The Premium shall be paid under the Property Management Agreement and shall be nonrefundable without regard to whether MBIA makes any payment under the Insurance Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity. CFS, in its capacity as Property Manager, or as may otherwise be provided in the Indenture, shall make all payments of Premium to be made by it by wire transfer to an account designated from time to time by MBIA by written notice to the Property Manager or the Indenture Trustee.

Section 2.4. Reimbursement Obligations. (a) MBIA shall be entitled to reimbursement for any payment made under the Insurance Policy or in accordance with Section 2.5 hereof, which reimbursement shall be payable to MBIA on the date that any amount is to be paid pursuant to a Notice for Payment (as defined in the Insurance Policy). Such reimbursement shall be made in an amount (the “Repayment Amount”) equal to (i) the sum of the amount paid or to be paid under the Insurance Policy or under Section 2.5 hereof and all amounts previously paid that remain unpaid plus (ii) interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Prime Rate from time to time in effect plus 2% (the “Late Payment Rate”). Such reimbursement shall be made out of the Collateral as provided in the Indenture and in this Insurance Agreement. The obligation to pay to MBIA the Repayment Amount shall not, except as to such Collateral, be recourse to CFS, CNL, the Issuer or any Noteholder or any affiliate, officer or director of any of them (or any person or organization acting on behalf of any of the foregoing); provided, that MBIA shall have full recourse against CFS, CNL and the Issuer, as the case may be, to the extent described in Section 2.4(b) hereof and in Section 6.1 hereof, in accordance with the terms thereof.

(b) Anything in Section 2.4(a) to the contrary notwithstanding, MBIA shall be entitled to reimbursement from (i) CNL in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from CNL’s failure to repurchase Mortgaged Properties required to be repurchased pursuant to the provisions of the Sale and Contribution Agreement or its failure to perform its obligations under the Environmental Indemnity Agreement or the Performance Undertaking, together with interest on any and all such amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) (A) CFS, in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from a breach by CFS of any representation or warranty in any Transaction Document to which it is a party, (B) CNL, in an amount equal to any payment made under the Insurance Policy to the extent such payment arises from CNL’s breach of any representation or warranty in any Transaction Document to which CNL is a party and (C) the Issuer, to the extent it has received funds in accordance with Section 2.11(c) of the Indenture or otherwise under the Transaction Documents, in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from any breach of any representation or warranty in any Transaction Document to which the Issuer is a party, together with interest on any and all such amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate and (iii) in each case to the extent it has received an amount with respect to any of the following payments from the Collateral, (A) CFS in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from the failure of CFS to make any deposit to the Collection Account, Payment Account or any other account established pursuant to the Transaction Documents required to be made by it pursuant to the provisions of the Transaction Documents, (B) CNL in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from CNL’s failure to make any payment required to be made by it pursuant to the provisions of the Transaction Documents and (C) the Issuer, to the extent it has received funds in accordance with Section 2.11(c) of the Indenture or otherwise under the Transaction Documents, in an amount equal to any payment made under the Insurance Policy to the extent any such payment arises from the failure of the Issuer to make any deposit to the Collection Account, Payment Account or any other account established pursuant to the Transaction Documents required to be made by it pursuant to the provisions of the Transaction Documents, together with interest on any and all such amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate. MBIA shall also have recourse to CFS to the extent of any indemnifications granted by such party in the Property Management Agreement. To the extent CNL or the Issuer has recourse to any Tenant under Leases, such rights of recourse are included in the Collateral and nothing in Section 2.4(a) shall be deemed to limit MBIA’s rights of subrogation in respect of such Collateral.

(c) All such amounts are to be immediately due and payable upon demand.

Section 2.5. Option to Fund Payments. MBIA or its designee shall have the option, in lieu of making a payment under the Insurance Policy, to advance to the Indenture Trustee in immediately available funds the amount determined by MBIA to be payable by MBIA under the Insurance Policy. MBIA shall remit any such amount directly to the Indenture Trustee, no later than the time and date payment would otherwise be payable by MBIA under the Insurance Policy. Any such amounts shall be reimbursed in accordance with Section 2.4 hereof.

Section 2.6. Subrogation. The interests, rights, and remedies of MBIA described in Sections 2.4 and 6.1 of this Insurance Agreement are in addition to, and not in lieu of, equitable rights of subrogation, and MBIA reserves all of such rights. The Issuer agrees to take, or cause to be taken, all actions deemed reasonably desirable by MBIA to preserve, enforce, perfect, or maintain the perfection in MBIA’s favor of such interests, rights, and remedies and such equitable rights of subrogation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the CNL Companies. As of the date hereof and as of the Date of Issuance, each CNL Company represents and warrants, each as to those matters relating to itself, as follows (except that with respect to clause (g) of this Section 3.1, such representation and warranty is made solely by the Issuer and CNL):

(a) Due Organization and Qualification. Each CNL Company is a limited partnership, duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each CNL Company is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Private Placement Memorandum and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any material respect or would have a material adverse effect upon the transactions contemplated thereby.

(b) Power and Authority. Each CNL Company has all necessary partnership or other power and authority to conduct its business as currently conducted and as described in the Private Placement Memorandum, and to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transaction contemplated thereby.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by each CNL Company has been duly authorized by all necessary partnership and other action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or any partners or stockholders, which have not previously been obtained or given by such CNL Company.

(d) Noncontravention. Neither the execution and delivery of the Transaction Documents by any CNL Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of (A) any provision of any organizational document of any CNL Company or (B) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to any CNL Company or any of their properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over any CNL Company, except where such conflict, breach or violation, in the case of clause (B) would not have a material adverse effect on the ability of such CNL Company to perform its obligations under any Transaction Document to which it is a party;

(ii) constitutes a default by any CNL Company under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which any CNL Company is a party or by which any of their respective properties, which are individually or in the aggregate material to any CNL Company, is or may be bound or affected, except, with respect to CFS and CNL, for any such default or breach which would not have a material adverse effect on the ability of such CNL Company to perform its obligations under any Transaction Document to which it is a party; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of any CNL Company (other than the liens created under the Transaction Documents).

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting any CNL Company or any of its or their subsidiaries, or any properties or rights of any CNL Company or any of its or their subsidiaries, pending or, to any CNL Company’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to have a material adverse effect on the business, operations or financial condition with respect to any CNL Company.

(f) Valid and Binding Obligations. The Notes, when executed, authenticated and issued in accordance with the Indenture, and the other Transaction Documents, when executed and delivered by each CNL Company, will constitute the legal, valid and binding obligations of each CNL Company, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

(g) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all applicable registration requirements of applicable securities laws. Without limitation of the foregoing, the Private Placement Memorandum does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Private Placement Memorandum under the heading “DESCRIPTION OF THE INSURANCE POLICY AND THE INSURER” or any documents or the consolidated financial statements of MBIA incorporated by reference therein. Neither the offer nor the sale of the Notes has been or will be in violation of the Securities Act or any other federal or state securities laws. The Issuer is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(h) Organizational Documents. Each CNL Company is in compliance in all material respects with its organizational documents, including without limitation and as applicable, each CNL Company’s partnership agreement.

Section 3.2. Representations and Warranties of the Issuer and CNL. This Section 3.2 incorporates by reference the representations and warranties of the Issuer and CNL contained in each Transaction Document to which the Issuer and CNL is a party. The Issuer and CNL each additionally severally (and not jointly) represents and warrants to MBIA, as of the Closing Date that:

(a) Each of the representations and warranties made by it in each Transaction Document to which it is a party, and each of which is incorporated by reference as if herein written, is true and correct as of the Closing Date.

(b) It has heretofore furnished MBIA copies of CRC’s financial statements for the most current year ended, and for the most current fiscal quarter ended, copies of its quarterly balance sheet, income statement and summary of stockholder’s equity. Such financial statements (including the notes thereto) have been prepared in accordance with GAAP for the period involved and present fairly in all material respects its financial condition as of the date thereof and the results of its operations and cash flows for the period indicated, subject to normal year end adjustments. Since such most current fiscal quarter ended, there has been no material adverse change in its business, operations or financial condition, except as previously disclosed in writing to MBIA.

Section 3.3. Representations and Warranties of CFS. This Section 3.3 incorporates by reference the representations and warranties of CFS contained in the Property Management Agreement. CFS additionally represents and warrants to MBIA, as of the Closing Date that:

(a) Each of the representations and warranties made by it in each Transaction Document to which it is a party, and each of which is hereby incorporated by reference as if herein written, is true and correct as of the Closing Date.

(b) The Property Manager Information does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.4. Representations and Warranties of MBIA. MBIA represents and warrants to the other parties hereto as of the Closing Date, that:

(a) Due Incorporation. MBIA is a duly incorporated New York stock insurance company authorized to do business in the State of New York, and in each jurisdiction where the failure to be so authorized would have a material adverse effect on MBIA’s performance of its obligations under this Insurance Agreement or the Insurance Policy. MBIA has all necessary power and authority to execute and deliver this Insurance Agreement, to issue the Insurance Policy and to perform all of its obligations hereunder and thereunder.

(b) Due Authorization. The execution, delivery, and performance of this Insurance Agreement and the Insurance Policy by MBIA have been duly authorized by all necessary corporate action and do not require any approvals or consents of, or any notice to or filing with, any person or governmental agency or department (except for filings with the Insurance Department of the State of New York, all of which have been made), except where the failure to so obtain or make would have a material adverse effect on MBIA’s performance of its obligations under this Insurance Agreement and the Insurance Policy.

(c) Valid and Binding Obligations. This Insurance Agreement and the Insurance Policy constitute the legal, valid and binding obligations of MBIA, enforceable against MBIA in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

ARTICLE IV

COVENANTS

Section 4.1. Affirmative Covenants of CNL. CNL hereby covenants and agrees that during the term of this Insurance Agreement and so long as any monetary obligation arising hereunder is owing and shall remain unpaid, unless MBIA shall otherwise consent in writing:

(a) It will furnish to MBIA the following:

(i) within 45 days after the close of each fiscal quarter, a quarterly balance sheet, income statement and summary of stockholder’s equity, if prepared, of CRC prepared in accordance with its current practices for the period involved and presenting fairly in accordance with GAAP as of the date thereof the results of the operations, changes in the stockholders’ equity and the financial condition of CRC for the periods indicated;

(ii) within 90 days after the end of each fiscal year, annual consolidated and consolidating financial statements of CRC, with subsidiaries, if any, prepared in accordance with GAAP for the period involved and presenting fairly its financial condition of CRC as of the date thereof and the results of the operations, changes in its stockholders’ equity and cash flows for the periods indicated;

(iii) as soon as available in any year in which an annual report of Trustreet Properties, Inc. is prepared, a copy of such report for such year; and

(iv) promptly, notice of (A) each action, suit or proceeding before any Governmental Authority which may materially adversely affect its, or its Affiliates, condition or operations, financial or otherwise, taken as a whole; and (B) any dispute or the commencement of any proceeding with respect to any of its obligations under the Indenture or any Transaction Document; and (C) such other information respecting its business, properties, condition or operations, financial or otherwise, as MBIA may from time to time reasonably request in writing.

(b) It shall comply with all terms, conditions and covenants made by it in any Transaction Document to which it is a party.

Section 4.2. Affirmative Covenants of CFS and the Issuer. Each of CFS and the Issuer hereby severally (and not jointly) covenants and agrees that during the term of this Insurance Agreement:

(a) It shall comply with the terms, conditions and covenants of each Transaction Document to which it is a party and shall provide MBIA with prompt written notice of any breach by any of CFS, CNL or the Issuer of any provision of any such Transaction Document.

(b) It shall, within the period of six months prior to the expiration of five years from the Closing Date for MBIA and the Indenture Trustee and each five year anniversary thereafter, file or cause to be filed such continuation statements or amendments or other actions as may be required in order to maintain and continue the protection of the interests of MBIA and the Indenture Trustee created by or pursuant to the Indenture in the Collateral and other assets pledged to the Indenture Trustee by the Issuer and the proceeds thereof.

(c) It will furnish to MBIA a copy of each material certificate, report, statement, notice or other written communication furnished by or on behalf of it, if any, to the Indenture Trustee or any Rating Agency concurrently therewith and furnish to MBIA promptly after receipt thereof, a copy of each material notice, demand or other written communication regarding any Transaction Document to which it is a party received by it from the Indenture Trustee.

(d) It will furnish to MBIA notice of the occurrence of any default or any material amendment or modification to any of the Leases or material modification to any ground lease related to any Mortgaged Property within 30 days after such occurrence or such amendment or modification.

(e) In the case of CFS only, it will furnish to MBIA the following:

(i) not later than 2:00 p.m. New York City time, three Business Days prior to each Payment Date, a Determination Date Report;

(ii) by 1:00 p.m. New York City time, two Business Days after the last day of each Collection Period, a Special Servicer Report;

(iii) not later than the 30th day following the end of each calendar quarter, a Modified Lease Detail and Realized Loss Detail;

(iv) the report described in Section 3.12(c) of the Property Management Agreement;

(v) quarterly, the quarterly compliance statement described in Section 3.13 of the Property Management Agreement;

(vi) the annual independent public accountants’ servicing reports described in Section 3.14 of the Property Management Agreement; and

(vii) any other material report or notice required to be delivered by CFS pursuant to the Property Management Agreement.

(f) In the case of the Issuer only, it will furnish to MBIA the following:

(i) within 90 days after the end of each fiscal year, the annual unaudited balance sheet and income statement (and cash flow statement, if prepared) of the Issuer prepared in accordance with GAAP for the period involved and presenting fairly the financial condition of the Issuer as of the date thereof;

(ii) promptly, notice of (A) each action, suit or proceeding before any Governmental Authority which may materially adversely affect its condition or operations, financial or otherwise; and (B) any dispute or the commencement of any proceeding with respect to any of its obligations under the Indenture or any Transaction Document; and (C) such other information respecting its business, properties, condition or operations, financial or otherwise, as MBIA may from time to time reasonably request in writing; and

(iii) within 120 days of the end of each fiscal year, the compliance certificate described in Section 9.07 of the Indenture; and

(g) It will furnish to MBIA such other information as MBIA may reasonably require.

Section 4.3. Negative Covenant of the Issuer. The Issuer hereby covenants and agrees that during the term of the Insurance Agreement, it shall not permit its Limited Partnership Interests to be sold, transferred or assigned without the prior written consent of the Insurer.

ARTICLE V

FURTHER AGREEMENTS

Section 5.1. Obligations Absolute. The obligations of CNL, CFS and the Issuer pursuant to this Insurance Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms thereof, irrespective of:

(a) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, the Transaction Documents;

(b) any amendment or waiver of, or consent to departure from, the Insurance Policy or any of the Transaction Documents;

(c) the existence of any claim, set off, defense or other rights it may have at any time against the Indenture Trustee, any beneficiary or any transferee of the Insurance Policy (or any persons or entities for whom the Indenture Trustee, any such beneficiary or any such transferee may be acting), MBIA or any other person or entity whether in connection with the Insurance Policy, any Transaction Documents or any unrelated transaction;

(d) any statement or any other document presented under the Insurance Policy (including any Notice for Payment) proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) the inaccuracy or alleged inaccuracy of any Notice for Payment, Determination Date Report, Special Servicer Report or any other report or document upon which any drawing under the Insurance Policy is based;

(f) payment by MBIA under the Insurance Policy against presentation of a draft or certificate which does not comply with the terms of the Insurance Policy; provided, that such payment shall not have constituted gross negligence of, or willful misconduct by, MBIA;

(g) the bankruptcy or insolvency of MBIA, the Issuer or any other Person;

(h) any default or alleged default of MBIA under the Insurance Policy other than a default with respect to payment thereunder;

(i) any defense based upon the failure of the Indenture Trustee to receive all or part of the proceeds of the sale of the Notes or of CFS to receive any or all of the Property Management Fee or other compensation required under the Indenture or otherwise, or any nonapplication or misapplication of the proceeds of any drawing upon the Insurance Policy; and

(j) any other circumstance or happening whatsoever; provided, that the same shall not have constituted gross negligence of, or willful misconduct by, MBIA or a default by MBIA with respect to its payment obligations under the Insurance Policy.

Section 5.2. Reinsurance. MBIA shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Insurance Policy; provided, that MBIA agrees that any such disposition will not alter or affect in any way whatsoever MBIA’s direct obligations hereunder and under the Insurance Policy and provided further that any reinsurer or participant will not have any rights against the Issuer, CNL, CFS, the Noteholders or the Indenture Trustee and that the Issuer, CNL, CFS, the Noteholders and the Indenture Trustee shall have no obligation to have any communication or relationship whatsoever with any reinsurer or participant in order to enforce the obligations of MBIA hereunder and under the Insurance Policy. None of the Issuer, CNL or CFS may assign its obligations under this Insurance Agreement without the prior written consent of MBIA.

Section 5.3. Liability of MBIA. Each of the Issuer, CNL and CFS agrees that neither MBIA, nor any of its officers, directors or employees shall be liable or responsible for (except to the extent of its own gross negligence or willful misconduct): (a) the use which may be made of the Insurance Policy by or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to MBIA, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, MBIA may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 5.4. Fees and Expenses. (a) The Issuer shall pay MBIA’s attorneys’ fees and expenses with respect to the transactions contemplated by the Transaction Documents, and other reasonable costs and expenses (including, without limitation, real estate advisor and accountants’ fees and fees, costs and expenses incurred in connection with due diligence performed by MBIA) incurred by MBIA as set forth in the Premium Fee Letter in connection with the negotiation, preparation, execution and delivery of this Insurance Agreement, the Transaction Documents and all other documents delivered with respect thereto, and all Rating Agency fees incurred at any time by MBIA in connection with this Insurance Agreement and the transactions described in the Indenture. All such fees, costs and expenses shall be payable on the Closing Date (to the extent they are due and payable on or prior to such date) upon the presentation of an invoice for any such fees, costs and expenses, provided that if an invoice therefor is presented to the Issuer subsequent to the Closing Date the amount of such invoice shall be payable within 30 days of the date it is presented.

(b) The Issuer agrees to pay all reasonable costs and expenses (including without limitation, reasonable fees and expenses of legal counsel, real estate advisor and accountants’ fees and fees, costs and expenses incurred in connection with due diligence performed by MBIA) incurred by MBIA in connection with any amendment or modification of the Transaction Documents or the Private Placement Memorandum, and CFS, CNL and the Issuer, severally (and not jointly) agree to pay all such reasonable costs and expenses incurred in connection with any waiver or similar action and/or the successful enforcement against such CNL Company, of MBIA’s rights under any Transaction Document or the Insurance Policy.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Indemnification.

(a) In addition to any and all rights of indemnification or any other rights of MBIA pursuant hereto or under law or equity, the Issuer, Property Manager, the Special Servicer, CRC and CNL, and any successor thereto agree, severally and not jointly, except to the extent set forth below, to pay, and to protect, indemnify and save harmless, MBIA and its officers, directors, shareholders, employees, agents and each person, if any, who controls MBIA within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (each such Person being an “Indemnitee”) from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by any Indemnitee (or which may be claimed against any Indemnitee) (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) in the case of the Issuer and CNL, any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Private Placement Memorandum under the caption, “DESCRIPTION OF THE INSURANCE POLICY AND THE INSURER” or in any of the documents or the consolidated financial statements of MBIA incorporated by reference therein, including any information in any amendment or supplement to the Private Placement Memorandum furnished by MBIA in writing expressly for use therein that amends or supplements such information;

(ii) in the case of the Issuer and CNL, to the extent not covered in clause (i) above, any act or omission of CNL in connection with the offering, issuance, sale or delivery of the Notes by reason of or in connection with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act or any other Federal or state law or regulation (including Federal banking laws and regulations) other than by reason of false or misleading information provided by MBIA in writing for inclusion in the Private Placement Memorandum or the allegation thereof;

(iii) in the case of CFS and CRC, any untrue statement or alleged untrue statement of a material fact contained in Property Manager Information or in any amendment of supplement to the Private Placement Memorandum relating to the Property Manager Information, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading ;and

(iv) in the case of CFS and CRC, to the extent not covered in clause (iii) above, any act or omission of CFS or CNL in connection with the offering, issuance, sale or delivery of the Notes by reason of or in connection with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act or any other Federal or state law or regulation (including Federal banking laws and regulations) other than by reason of false or misleading information provided by MBIA in writing for inclusion in the Private Placement Memorandum or the allegation thereof.

(b) In addition to any and all rights of indemnification or any other rights of MBIA pursuant hereto or under law or equity, the Issuer, Property Manager, CRC and CNL and any successor thereto agree severally and not jointly, except to the extent set forth below, to pay, and to protect, indemnify and save harmless any Indemnitee from and against any and Liabilities of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) the breach by such CNL Company (and in the case of CRC, by CFS) of any of its obligations under this Insurance Agreement or any of the Transaction Documents;

(ii) the breach by such CNL Company (and in the case of CRC, by CFS) of any representation or warranty contained in the Transaction Documents or in any certificate or report furnished or delivered to MBIA thereunder;

(iii) any claim, counterclaim, recission, setoff or defense asserted by a Tenant relating to the Lease as a result of any action of such CNL Company (and in the case of CRC, by CFS) or the failure by such CNL Company to take any action required by it in accordance with the Transaction Documents;

(iv) the violation by such CNL Company (and in the case of CRC, by CFS) of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Leases; and

(v) the misfeasance of, or negligence or theft committed by, any director, officer, employee or agent of such CNL Company (and in the case of CRC, by CFS).

(c) The indemnity provisions of this Agreement shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

(d) Promptly after receipt by any Indemnitee of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against any CNL Company under this Agreement, notify the CNL Companies in writing of the commencement thereof; but the omission to so notify will not relieve any CNL Company from any liability which it may have to such Indemnitee.

(e) In addition to any and all rights of indemnification or any other rights of the Issuer pursuant hereto or under law or equity, MBIA agrees, to the extent set forth below, to pay, and to protect, indemnify and save harmless, the Issuer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (each such Person being a “CNL Indemnitee”) from and against any and claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by any Indemnitee (or which may be claimed against any CNL Indemnitee) (herein collectively referred to as “CNL Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statements or omission or allegation thereof was made in the MBIA Information included therein or omitted therefrom or in any information in any amendment or supplement to the Private Placement Memorandum furnished by MBIA in writing expressly for use therein that amends or supplements such information.

(f) Promptly after receipt by any CNL Indemnitee of notice of the commencement of any action, such CNL Indemnitee will, if a claim in respect thereof is to be made against MBIA, notify MBIA in writing of the commencement thereof; but the omission to so notify will not relieve MBIA of any liability that it may have to such CNL Indemnitee.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Amendments, Etc. No amendment or waiver of any provision of this Insurance Agreement, nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto, with written notice thereof to each Rating Agency, and in the case of any material amendment, written confirmation from each Rating Agency that such amendment will not adversely affect the rating of the Notes, without giving effect to the Insurance Policy; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 7.2. Notices. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, certified or registered, return receipt requested) or by facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows or to such other address or facsimile number as set forth in a written notice delivered by a party to each other party hereto:

If to CFS:

CNL Financial Services, LP

450 South Orange Avenue

Orlando, Florida 32801

Attention: Treasurer

Fax: (407) 422-2933

If to CNL:

CNL APF Partners, LP

450 South Orange Avenue

Orlando, Florida 32801

Attention: Treasurer

Fax: (407) 540-2103

If to CRC:

CNL Restaurant Capital, LP

450 South Orange Avenue

Orlando, Florida 32801

Attention: Treasurer

Fax: (407) 540-2103

If to the Issuer:

Net Lease Funding 2005, LP

450 South Orange Avenue

Orlando, Florida 32801

Attention: Treasurer

Fax: (407) 540-2103

If to MBIA:

MBIA Insurance Corporation

113 King Street

Armonk, New York 10504

Telephone: (914) 765-3779

Facsimile: (914) 765-3810

Attn: IPM - Structured Finance/Corporate

Section 7.3. No Waiver; Remedies and Severability. No failure on the part of MBIA to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of any party to pursue any other remedy available to it. In the event any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

Section 7.4. Payments. (a) All payments to MBIA hereunder shall be made in lawful currency of the United States and in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to such office or account as MBIA may direct. Payments received by MBIA after 2:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day, and such extension of time shall be included in computing interest, commissions or fees, if any, in connection with such payment.

(b) Whenever any payment under this Insurance Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest, commissions or fees, if any, in connection with such payment.

(c) Unless otherwise specified herein, MBIA shall be entitled to interest on all amounts owed to MBIA under the Transaction Documents at a rate of interest equal to the Late Payment Rate.

(d) Unless otherwise specified herein, interest payable to MBIA under this Insurance Agreement shall be calculated on the basis of a 365 day year and the actual number of days elapsed and shall be payable on demand.

SECTION 7.5 GOVERNING LAW, JURY TRIAL WAIVER; SUBMISSION TO JURISDICTION. THIS INSURANCE AGREEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT, THE INSURANCE POLICY OR ANY TRANSACTION CONTEMPLATED HEREBY, THEREBY OR BY THE INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY

OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Section 7.6. Indenture Trustee Acts or Omissions. Neither MBIA nor any of its officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of the Insurance Policy or for any acts or omissions of the Indenture Trustee or any transferee in connection therewith or (ii) any other circumstances whatsoever in making or failing to make a drawing under the Insurance Policy.

Section 7.7. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Insurance Agreement.

Section 7.8. Jurisdiction; Consent to Service of Process. Each of CFS, CNL and the Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Insurance Agreement, or for recognition or enforcement of any judgment. CFS, CNL and the Issuer agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Insurance Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Insurance Agreement against any other party or its respective properties in the court of any jurisdiction.

Section 7.9. Bankruptcy. To the extent that CFS, CNL or the Issuer makes a payment to MBIA or MBIA receives any payment or proceeds with respect to the Repayment Amount or any other amount payable in connection with this Insurance Agreement, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Indenture Trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent such payment or proceeds are set aside, the Repayment Amount or any other amount payable in connection with this Insurance Agreement or part or parts thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by MBIA.

Section 7.10. Counterparts. This Insurance Agreement maybe executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 7.11. Paragraph Headings, Etc. The headings of paragraphs contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

Section 7.12. Termination. This Insurance Agreement shall terminate on the date that the Indenture terminates. The reimbursement provisions set forth in Sections 2.4 hereof, and the provisions of Section 5.1, Section 5.3, Section 5.4, Section 6.1 and Section 7.4 hereof and similar indemnification and reimbursement provisions contained in this Insurance Agreement, shall survive the termination of this Insurance Agreement and the termination of the Insurance Policy in whole or in part.

Section 7.13. Further Assurances. To the extent permitted by law, the CNL Companies agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as MBIA may request and as may be required in MBIA’s judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

Section 7.14. Consent of MBIA. In the event that the consent of MBIA is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by MBIA in its sole discretion without any implied duty towards any other person, except as otherwise expressly provided therein.

Section 7.15. Audit Rights. MBIA shall have the right to audit the books and records of the Property Manager and the Special Servicer relating to the Mortgaged Properties and the Leases once each year at MBIA’s request and the Property Manager’s expense and more frequently at MBIA’s request and expense; provided, however, that, if a Servicer Replacement Event has occurred, the expenses of such audits at MBIA’s request shall be for the account of the Property Manager. Such audits may include, without limitation, the testing of the accuracy of monthly reports, calculations of financial covenants and other trigger events, and the designation of Leases as Delinquent Leases and Defaulted Leases. MBIA may conduct this audit through its own employees or through a third party of its choosing.

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

[INSURANCE AGREEMENT SIGNATURE PAGE]

NET LEASE FUNDING 2005, LP,
as Issuer

By:	Net Lease Funding 2005, LLC,
its General Partner

By:
Name:
Title:

[INSURANCE AGREEMENT SIGNATURE PAGE]

CNL FINANCIAL SERVICES, LP,
as Property Manager and Special Servicer

By:	CNL Financial Services GP Corp.,
its General Partner

By:
Name:
Title:

[INSURANCE AGREEMENT SIGNATURE PAGE]

CNL APF PARTNERS, LP (f/k/a U.S. Restaurant Properties Operating L.P.),
as Originator and Support Provider

By:	CNL APF GP CORP. (f/k/a USRP Managing Inc.),
its General Partner

By:
Name:
Title:

[INSURANCE AGREEMENT SIGNATURE PAGE]

CNL RESTAURANT CAPITAL, LP

By:	CNL Restaurant Capital GP Corp.,
its General Partner

By:
Name:
Title:

[INSURANCE AGREEMENT SIGNATURE PAGE]